UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 21, 2012

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.
On December 21, 2012, Invacare Corporation, an Ohio corporation (the “Company”), and its wholly-owned subsidiary, Invacare Supply Group, Inc. (“ISG”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with AssuraMed, Inc. (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser will acquire all of the issued and outstanding capital stock of ISG from the Company for $150 million in cash (the “Transaction”), the terms of which are described below. The purchase price also will be subject to certain closing adjustments as described further in the Purchase Agreement. Subject to certain closing adjustments and any restructuring charges, the Company preliminarily estimates that it will realize net proceeds from the Transaction of approximately $140 million, net of tax and expenses. The Transaction is expected to close in early 2013.
Consummation of the Transaction is subject to certain customary closing conditions, including, among others, the expiration of the Hart-Scott-Rodino Act waiting period. The obligations of the parties to close the Transaction also are subject to the accuracy of representations and warranties of, and compliance with covenants by, the other party as set forth in the Purchase Agreement (in each case subject to materiality) and, in the case of the Purchaser's obligations, the absence of any material adverse change affecting ISG.
The Purchase Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties and covenants, and certain other specified matters, which are subject to certain exceptions, terms and limitations described further in the Purchase Agreement.
The parties to the Transaction have made customary representations and warranties, and covenants, including with respect to the conduct of the business of ISG during the interim period between the execution of the Purchase Agreement and the closing of the Transaction.
The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Securities and Exchange Commission.
The Purchase Agreement contains a “no-shop” provision pursuant to which the Company covenants not to negotiate, undertake or enter into any alternative transaction involving the sale of ISG, solicit any such alternative transaction, furnish information to any person in connection with any such alternative transaction, or otherwise cooperate or assist with any attempt by any person to seek such an alternative transaction.
At the closing of the Transaction, the parties will enter into a supply agreement and a transition services agreement to provide certain transitional services with respect to the ISG business following the Transaction. At closing, the parties also will enter into an agreement containing certain non-competition and non-solicitation covenants of the Company with respect to the ISG business and its employees after the closing.
The Purchase Agreement may be terminated by either the Company or the Purchaser if the closing has not occurred by March 1, 2013 (subject to extension if certain regulatory approvals have not been obtained by that date) or upon the occurrence of certain customary events as set forth in the Purchase Agreement.
Neither the Company nor any of its affiliates have had a material relationship with the Purchaser, other than in respect of the Purchase Agreement.
A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. The foregoing description of the Purchase Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 2.05.	Costs Associated with Exit or Disposal Activities.
In connection with the Transaction, the Company may incur material charges for exit and disposal activities under GAAP; however, at this time, the Company is unable, in good faith, to make a determination of an estimate of the total amount or range of amounts for each major type of cost expected to be incurred in connection with the Transaction, an estimate of the total amount or range of amounts expected to be incurred in connection with the divestiture, or an estimate of the amount or range of amounts of the charges that will result in future cash expenditures. If the Company makes a determination of any such estimates or ranges of estimates, and such amounts are material, the Company expects to file an amended Current Report on Form 8-K under this Item 2.05 within four business days after any such determination is made.

Item 8.01.	Other Events.
A press release announcing the Transaction was issued by the Company on December 21, 2012, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description
2.1
Share Purchase Agreement among AssuraMed, Inc. and Invacare Corporation and Invacare Supply Group, Inc., dated December 21, 2012. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the agreement.)

99.1	Press release, dated December 21, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: December 21, 2012	By:	/s/ Robert K. Gudbranson
Robert K. Gudbranson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
2.1
Share Purchase Agreement among AssuraMed, Inc. and Invacare Corporation and Invacare Supply Group, Inc., dated December 21, 2012. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the agreement.)

99.1	Press release, dated December 21, 2012